UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 6, 2006

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 6, 2006, National Rural Utilities Cooperative Finance Corporation ("CFC") management concluded that there was an accounting error that resulted in an overstatement of net margin for the quarter ended November 30, 2004 and understatement of net margins for the quarters ended February 28, 2005 and August 31, 2005 and the year ended May 31, 2005. The previously issued financial statements and report of the Company's independent registered public accounting firm, Deloitte & Touche L.L.P., should no longer be relied upon. As a result of this error, described in detail below, CFC will amend its May 31, 2005 Form 10-K and August 31, 2005 Form 10-Q to restate its previously reported financial results, prior to filing its November 30, 2005 Form 10-Q.

During the quarter ended November 30, 2004, CFC terminated seven interest rate exchange agreements prior to the scheduled maturity. As part of the implementation of Statement of Financial Accounting Standards ("SFAS") 133, Accounting for Derivative Instruments and Hedging Activities, CFC recorded a loss to other comprehensive income ("OCI") related to the fair value of its interest rate exchange agreements that did not qualify for hedge accounting in place at June 1, 2001, the date CFC implemented SFAS 133. The loss recorded to OCI, referred to as the transition adjustment, is amortized from OCI to net margin over the life of each interest rate exchange agreement. As part of the early termination of the interest rate exchange agreements during the quarter ended November 30, 2004, CFC should have written off $8 million of unamortized transition adjustment related to such agreements. Instead, CFC continued to amortize the related transition adjustment based on the original maturity date. The effect of this correcting entry is a timing difference on when CFC recognized the $8 million of transition adjustment. Therefore, the reported derivative forward value and net margin for the quarter ended November 30, 2004 is reduced by $8 million, and there is an aggregate increase in derivative forward value and net margin of $7 million for the subsequent quarters through November 30, 2005. If the error had not been identified the remaining $1 million would have been amortized through November 2007.

CFC's management has discussed this error with the audit committee of the Board of Directors. CFC's audit committee also has discussed the error with Deloitte and Touche L.L.P., CFC's independent registered public accounting firm.

The recording of the transition adjustment and the amortization of that adjustment are non-cash entries. Thus, the error and the entry to correct the error do not result in a change to CFC's cash flows. The transition adjustment is amortized through the derivative forward value line on the income statement, a line item that is eliminated in the calculation of covenants in CFC's revolving lines of credit. CFC also eliminates the derivative forward value as part of its own internal analysis presented as non-GAAP financial measures. The error and the entry to correct the error do not result in any defaults related to covenant compliance and do not result in a change to CFC's reported non-GAAP financial measures.

In addition, the Company is also considering making certain reclassifications to conform to current presentation. Such reclassifications will not impact the reported net margin for any period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ STEVEN L. LILLY
Steven L. Lilly
Chief Financial Officer
(Principal Financial Officer)

Dated: January 12, 2006